CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the inclusion of our report dated April 2, 2021, on the Statement of Assets and Liabilities of Neuberger Berman Next Generation Connectivity Fund Inc. as of March 24, 2021, included in Pre-Effective Amendment No. 3 to the Registration Statement (Form N-2, 333-252699) of Neuberger Berman Next Generation Connectivity Fund Inc.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 26, 2021